REFINITIV STREETEVENTS EDITED TRANSCRIPT Q1 2021 Caseys General Stores Inc Earnings Call EVENT DATE/TIME: SEPTEMBER 09, 2020 / 2:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 1 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call CORPORATE PARTICIPANTS Brian Joseph Johnson Casey's General Stores, Inc. - Senior VP of IR & Business Development Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Stephen P. Bramlage Casey's General Stores, Inc. - CFO CONFERENCE CALL PARTICIPANTS Anthony Chester Lebiedzinski Sidoti & Company, LLC - Senior Equity Research Analyst Benjamin Shelton Bienvenu Stephens Inc., Research Division - MD Caitlin Marie Howard Barclays Bank PLC, Research Division - Research Analyst Christopher Mandeville Jefferies LLC, Research Division - Equity Analyst Irene Ora Nattel RBC Capital Markets, Research Division - MD of Global Equity Research & Senior Equity Analyst John Macalister Royall JPMorgan Chase & Co, Research Division - Analyst Kelly Ann Bania BMO Capital Markets Equity Research - Director & Equity Analyst Paul Trussell Deutsche Bank AG, Research Division - Research Analyst Robert Kenneth Griffin Raymond James & Associates, Inc., Research Division - Senior Research Associate PRESENTATION Operator Ladies and gentlemen, thank you for standing by, and welcome to the First Quarter Fiscal Year 2021 Casey's General Store Earnings Conference Call. (Operator Instructions) As a reminder, today's program is being recorded. I would now like to introduce your host for today's program, Brian Johnson, Senior Vice President, Investor Relations and Business Development. Please go ahead, sir. Brian Joseph Johnson Casey's General Stores, Inc. - Senior VP of IR & Business Development Thank you, and good morning. Thank you for joining us today to discuss the results from our first quarter ended July 31, 2020. I am Brian Johnson, Senior Vice President, Investor Relations and Business Development. With me today is Darren Rebelez, President and Chief Executive Officer; and Steve Bramlage, Chief Financial Officer. Before we begin, I'll remind you that certain statements made by us during this investor call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include any statements relating to expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and needs, the company's supply chain, business strategies and growth opportunities, performance at our stores and the potential effects of the COVID-19 outbreak. There are a number of known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by those forward-looking statements, including, but not limited to, our ability to execute on the strategic plan, the impact of duration of the COVID-19 outbreak and related governmental actions or to realize benefits from that strategic plan as well as other risks, uncertainties and factors, which are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the SEC and available on our website. Any forward-looking statements made during this call reflect our current views as of today with respect to future events, and Casey's disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Now I'd like to turn the call over to Darren to discuss our first quarter results. Darren? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Thanks, Brian, and good morning, everyone. We're really excited to share with you our first quarter results. First, I'd like to recognize our performance is only possible because of the 38,000 plus team members we have who are running our stores, supporting our stores, working on our distribution centers and creating new ways that Casey's can win each day with our guests. There's no truer reflection of our purpose to make life better for our communities and guests every day. Thank you to the entire team for your dedication. I also want to share a few comments on something I didn't expect, but in a year of the unexpected, here's another one for the list. On August 10, a severe storm known as Derecho, hit many areas in the heart of the Midwest in Casey's core footprint with little to no warning. Thankfully, Casey's team members were all safe. However, many of them or our neighbors were set back by damage, power outages or other challenges from the storm. Across the company, our team swiftly responded to get our stores running so they can stay REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 2 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call open and serve our communities in the wake of the disaster. In addition to keeping our doors open and shelves stocked, our teams prepared and delivered hundreds of pizzas to energy crews pulling long days to restore power, and we sent over 20,000 bottles of water to the local chapter of the American Red Cross. Casey's also donated $10,000 to 2 local food banks to support Eastern Iowa and Central Illinois, the areas where the Derecho most impacted our neighbors and team members. I'm extremely proud of the efforts by everyone on the Casey's team to support one another, our impacted stores and our communities. Now turning to this quarter's results. As you've seen in the press release, we achieved a record first quarter with diluted earnings per share of $3.24, a 40% increase over the prior year. The results were driven primarily by a stronger fuel margin versus the first quarter last year, along with disciplined operating expense control. We ended the quarter with a very strong balance sheet with over $570 million in available liquidity and refinanced our senior notes in early August at very attractive rates. I would now like to go over our results and share some of the details in each of the categories. During the first quarter in the fuel category, we continue to experience a favorable fuel margin environment. Results were also amplified by the utilization of our price optimization and procurement capabilities, which enable us to post an average fuel margin of $0.382 per gallon and drive gross profit dollars up 39% to $210 million. Same-store gallons sold were down 14.6% as volumes continue to be adversely affected by the pandemic. Although still currently trending negative, the business did see consistent improvement throughout the quarter on fuel volumes. The average retail price of fuel during this period was $1.98 per gallon compared to $2.63 a year ago. Total gallons sold for the quarter were down 11.2% to 550 million gallons. Our fuel pricing team did an excellent job remaining nimble in an ever-changing environment throughout the quarter and that's showed in our financial results. Additionally, our fuel procurement strategy continues to evolve, and we are currently at approximately 60% of our total fuel volume under contract. Finally, we went over 8,500 accounts in the first quarter on the fleet card program as we continue to grow our commercial fuel business. Moving to inside the store--total same-store inside sales were virtually flat for the quarter, ending down about 40 basis points, with an average margin of 39.6%. You probably noticed in the press release that we are calling out inside sales as one category. We believe this allows investors to more accurately compare our business with our peers and also lines up with how we talk about the business internally. We will continue to provide the same level of data on the 2 categories that make up inside sales, grocery and other merchandise and prepared food and fountain. Like fuel, we experienced improving sales throughout the quarter as self-service restrictions began to loosen. Total sales for grocery and other merchandise were up 6.4% to $731.9 million in the first quarter. Same-store sales were up 3.6%, and the average margin was 32.2% compared to 31.3% for the same period a year ago. Beer and alcohol continue to drive the category, and we're very happy to see the packaged beverage category recover relative to the start of the pandemic, driven by strong execution of our summer sales campaign. Total prepared food and fountain sales were down 8.5% to $270.8 million in the first quarter. Same-store sales were down 9.8%. The average margin for the quarter was 59.7% versus 62.2% from a year ago. This category has been under the most pressure since the crisis began. Consistent with other quick-serve restaurants who have recently reported, the breakfast daypart continues to be the most adversely impacted by the pandemic. We ended the quarter with approximately 200 stores with some sort of food restriction and close to 50 stores with beverage restrictions. By comparison, at the end of the fourth quarter, we had over 700 stores impacted by such restrictions. Offsetting these pressures, whole pizza pies continue to perform well, up over 16% for the quarter. We believe our digital capabilities have supported this category through the crisis. Digital sales are up 162% and 50% of our pizza orders are now taken via our app, website or DoorDash marketplace. I'd now like to turn the call over to Steve to go into some detail on the financial statements. Steve? Stephen P. Bramlage Casey's General Stores, Inc. - CFO Thank you, Darren, and good morning. After completing my first full quarter with Casey's, I want to remark how uplifting it's been to be the company pursuing its mission as a critical community member after the Derecho storm. I've also been very pleased to see how REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 3 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call seriously the entire management team takes, preserving the financial flexibility of the company during the pandemic while also ensuring that we're still pursuing growth opportunities that will improve our returns on capital in the future. Moving to the first quarter results. Revenue for the quarter was $2.1 billion, a decline of $522 million or 20% from the prior year. This was primarily due to the decline in retail sales fuel of approximately $542 million, driven by the lower number of gallons sold and the lower retail price of fuel. Revenue from inside the store sales rose nearly 2% in the quarter to just over $1 billion. Lower traffic was partially offset by larger average basket sizes. Grocery and other merchandise sales increased by $44 million, while sales of prepared food and fountain fell approximately $25 million. Please note, all as-reported figures are favorably impacted by approximately 2.5% more stores being operated on a year-over-year basis. We define gross profit as revenue less cost of goods sold, but excluding depreciation and amortization. Casey's had gross profit of $623.5 million in the first quarter, an increase of nearly $58 million from the prior year. This is primarily attributable to higher fuel gross profit of $59 million, with a slight offset from a decline in inside-the-store gross profit of $2 million. Our grocery and other merchandise gross profit increased $20 million while prepared food and fountain gross profit declined $22 million. Inside gross profit margins were nearly 40%. Grocery and other merchandise margins were 32% and comparable to the prior year after adjusting for a nearly $7 million unfavorable inventory adjustment in the prior year that did not recur. Prepared food and fountain margins were nearly 60%, a decline of approximately 250 basis points from prior year. Lower volumes, ongoing self-service restrictions and a 9% increase in cheese costs year-over-year to $2.12 per pound versus $1.95 per pound last year contributed to this decline. If costs remain the same as today, we would expect our average cost of cheese to be approximately $2 per pound the next 2 quarters, given that 70% of our purchases are currently fixed through the end of the calendar year. The company did a tremendous job managing operating expenses throughout the quarter. Total operating expenses were up 2% to $386.1 million, primarily due to operating 53 more stores than this time last year as well as $15 million in COVID-19-related costs that was offset by reduced labor hours. Same-store operating expenses, excluding credit card fees were down nearly 6%, and same-store labor hours were down 15%. We are very pleased with how agile our store operations teams have been throughout the crisis as they continuously rightsize the store and labor hours to meet our guest needs. Depreciation in the quarter was up 10%. Excluding the onetime $4.1 million adjustment made last fiscal year, depreciation would have been up 3% driven by CapEx over the last year. The effective tax rate for the quarter was 23.8%, which is comparable to the prior year. Adjusted EBITDA for the quarter was $237.8 million compared to $186.4 million a year ago, and that's an increase of 28%. Net income increased 41% to $120.5 million. Our balance sheet is in great shape, and we retain tremendous financial flexibility that will serve us well in the future, both in terms of managing through the pandemic and pursuing our strategic plan. At July 31, cash and cash equivalents were $247 million, and we have the full undrawn capacity of our 325 million lines of credit, giving us ample available liquidity of $572 million. Our leverage ratio stands at 1.8x. Shortly after the quarter ended, we completed the refinancing of our senior notes that were due in August. The new senior notes are due in 2030 and 2032, and with coupons below 3%, we will have significant interest expense savings. Furthermore, we do not have any significant maturities until 2025. For the quarter, the company generated $307 million in free cash flow, which is cash from operating activities less purchases of property and equipment. This compares to $77 million in the prior year and was driven by higher earnings, favorable working capital and lower CapEx. Capital expenditures were $45 million compared to $101 million a year ago as we consciously slowed spending in the first quarter and face longer-than-normal delays in permitting approvals from local authorities, both of which were due to the pandemic. The company has opened 9 new stores so far this year. Our new store pipeline is 86 sites in current, including 20 of which are under construction right now. As a reminder, we expect new stores to generate double-digit returns on invested capital on average by their third year of operations. Given the ongoing uncertainty around consumer behavior and traffic volumes from COVID-19, we're not yet ready to provide earnings guidance for this fiscal year. However, we will provide a few modeling aids for the year as follows. We continue to expect the effective tax rate for the year to remain in the 24% to 25% range. Interest expense, now that we've completed the REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 4 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call refinancing of the notes, should be slightly under $50 million for the year. And we anticipate building approximately 40 new stores this year based on the current pace of approvals that we see locally. Before turning the call back to Darren, I just want to reiterate how strong we feel our position is financially to ride out the pandemics' challenges and continue to grow and pursue our strategic plan initiatives. Darren? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Thanks, Steve. We previously mentioned that the sales volumes improved sequentially throughout the quarter. I think it'd be helpful to share what we have experienced so far in the second quarter. Overall, we continue to experience slow but steady improvement month-by-month across all areas of the business. For fuel, we have experienced negative same-store gallons in the mid- to high single digits while fuel margins are above $0.30 per gallon. Total inside sales continue to trend favorably sequentially in the mid-single digits, and we continue to see ongoing improvement in our grocery and other merchandise category which is trending up in the high single digits. Prepared foods continue to slowly improve sequentially, and we are currently trending down mid-single digits. We expect operating expenses to increase commensurate with our store hours, returning to pre-COVID levels. We continue to execute on the strategic plan we disclosed back in January. And given the shift in consumer trends brought on by COVID-19, we have accelerated the implementation of several initiatives. If you recall, the pillars of our strategic plan to deliver top quintile EBITDA growth are: reinventing the guest experience, creating capacities through efficiencies, being where the guest is via disciplined unit growth. All of this is going to be driven by an investment in talent to strengthen the team and add capabilities to the business. With respect to the guest experience, we've made considerable progress to modernize the digital experience for our guests. We recently partnered with DoorDash and currently have their delivery service operating in 584 stores. This move has expanded delivery to more guests, increased the number of days and hours that delivery is available and has reached new guests that make their dining decisions based on what is available on the DoorDash marketplace. We also recently completed a test of curbside pickup option for our guests. The test went well. And effective August 18, we launched this option company-wide. Our guests can use the Casey's app to order from the store, where we have created a convenient "I'm here" button on their phone to notify the store to bring the order out to their car. The guest's feedback from the test was impressive. Guests that used the service felt the experience met or exceeded expectations, enjoyed no or very short wait times and stated they were likely to use the curbside pickup option again and recommend it to a friend or family member. We also believe this capability will enable us to grab market share from other pizza chains and restaurants whose guests prefer a curbside pickup option. Our Casey's reward program continues to thrive. And through the end of August, we're currently at 2.7 million members. We experienced higher transaction frequency with our reward members, and it's an effective way to deepen our relationship and understanding of our guests. This program is already enabling us to engage Casey's guests and influence guest behavior. We continue to add new capabilities for enterprise-wide efficiency gains. Our centralized procurement strategy is gaining momentum, and we recently hired a Vice President of Procurement to stand up the processes and leverage our scale more effectively. We expect to realize savings throughout our organization from indirect spend and capitalized costs to lower cost of goods. The construction of our third distribution center in Joplin, Missouri is progressing well and will further optimize our supply chain. This facility will initially supply approximately 500 stores, reduce miles driven by nearly 1.6 million miles per year and will be immediately accretive. We expect it to be open and operating during the first quarter of next fiscal year. We refer to the unit growth pillar as being where the guest is. Our dedicated M&A team has ramped up their outreach efforts. So far, this fiscal year, they have made an outreach to a large number of small and midsized targets, and we continue to believe that long-term industry dynamics will lead to future buying opportunities. Steve already touched on the short-term delays we're experiencing with our organic growth from a pandemic, but I'm still very confident we will deliver on the 345-unit growth over the next 3 years outlined in our Investor Day back in January. We've also added talent to the leadership team to execute the strategic plan. I already mentioned our new VP of Procurement, but we have also filled key positions for REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 5 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call asset protection, human resources and guest insights. These highly talented and diverse individuals are key to building out the capabilities we outlined back in January and I can assure you they have hit the ground running. In closing, I continue to be extremely impressed with the progress made on our long-term strategic plan. COVID-19 has brought about some short-term uncertainty and challenges, but the capabilities we have rapidly stood up have enabled the company to meet those challenges successfully and we'll also generate significant long-term value. We'll now open it up to questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) Our first question comes from the line of Karen Short from Barclays. Caitlin Marie Howard Barclays Bank PLC, Research Division - Research Analyst This is Cait Howard on for Karen. So first, I wanted to talk about the in-store gross margins a bit more. Could you help us understand the puts and takes to prepared food margins and grocery margins going forward in the context of grocery margins were a bit better than we had expected given the pressure seen last quarter from mix and assuming customer behaviors haven't changed that much? And then what drove the incremental sequential pressure on prepared foods? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. So with respect to the margins, we did -- we still had the unfavorable mix shift. So we were able to accelerate sales across the entire slate on grocery and general merchandise. So margins did improve a little bit over what we saw in the first -- or in the fourth quarter of prior year. With respect to the prepared food and fountain margins, as we are going through the quarter, we did become a little more aggressive in our promotional activity to drive volume, particularly with our whole pies. And so we saw a little bit of compression there along with a $0.17 increase in cheese cost that put a little more pressure on that margin. Steve, I don't know if you have any color to add. Stephen P. Bramlage Casey's General Stores, Inc. - CFO Yes. I would add on the grocery side. We've -- I think our merchandising team has continued to be pretty savvy and asking some of our vendors to help us from a promotional standpoint over the course of the summer. And I think we're using vendor support in that area a little bit differently than we have in the past, and that's helped offset some of the otherwise negative mix from merger package sizes, especially in the alcohol category. On the prepared foods side, in addition to what Darren mentioned on the promotional side, we continue as we're dealing with negative year-over-year volumes that waste in the stores a lot around a lot of the single-serve items continues to be a challenge for us and getting the right amount of product out for people to choose from in those particular categories. I think that's the other piece of that. Caitlin Marie Howard Barclays Bank PLC, Research Division - Research Analyst Okay. Great. That's really helpful. And then I also just wanted to ask on the loyalty program. So 2.7 million members in the program currently. Can you talk about how the COVID environment has impacted that progress? And with all this comprehensive data that you're able to capture, how will that shape how you do promotions in the future? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Cait, this is Darren. I'm not sure that we could really draw a good comparison to what impact COVID has had because for the most part, we've operated the rewards program in a COVID environment exclusively. So that's -- this has kind of been normal course for us. What I would say is that it's been really positive that our digital team has been able to continue to grow the rewards membership base even throughout the pandemic. And so you saw that increase pretty rapidly to over 1 million members early on. And then we got up to 2 million. Now we're over 2.7 million members. And it really helps us in a couple of ways, especially with a lower traffic. It gives us the opportunity to reach out and connect with some of our most loyal guests and tailor offers directly to them to get them to come back into the store. We really see that manifest itself in our whole pie business, which has really grown positively in mid-teens versus prior year. So we continue to learn and test our ways through different offers and different activities, but we're seeing good progress there. REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 6 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call Operator Our next question comes from the line of Ben Bienvenu from Stephens Inc. Benjamin Shelton Bienvenu Stephens Inc., Research Division - MD I want to start on operating expenses. Really, really nice progress there. You've shown significant improvement helping to take some of the staying out of the challenge, prepared food and fountain sales. Can you help us think about how you're managing OpEx? You said that you'd be looking to add some OpEx back as you've seen some sales recovery. But just generally, help us getting your head on how you think about that balance and what the appropriate relationship is between the OpEx and the in-store and/or the fuel contribution? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Ben, this is Darren. I'll start off, I'll let Steve chime in as well. I think really early on in the pandemic, when things were shut down, we recognize that we didn't need to keep a lot of our stores open 24 hours, simply because people couldn't get around. So we started to restrict our 24-hour operations. And of course, there's a commensurate reduction in operating expense along with that. Also with reduced traffic, our operations team was really nimble in terms of adjusting the in-store hours while we were open to better align with the traffic patterns. Now as those restrictions have eased and we're starting to re-expand those operating hours and we're starting to see improved traffic, we're starting to add back those hours commensurate with that volume increase. So really trying to strike that right balance of being appropriately staffed to meet the needs of the guests in the stores. The second thing from an OpEx standpoint in the first quarter was we just had a significantly lower retail price for fuel versus prior year. And so of course, there is a commensurate reduction in credit card fees as a result of that. Steve, I don't know if there's anything that you want to add. Stephen P. Bramlage Casey's General Stores, Inc. - CFO Yes. I think I would just -- maybe Ben, just add on -- as it relates to store expense, which is obviously the predominant piece of our operating expense line at the point, I would make prospectively is we had been paying a recognition premium on an hourly basis to the vast majority of our workforce. We finished doing that midway through the first quarter. So from a total dollar standpoint, the wage rate that we pay will actually be coming down sequentially in the second quarter, which gives us a little more flexibility around total hour utilization. And then the other point is operating expense. It's not exclusively store-related costs, right, or G&A and distribution and logistics compose a portion of that. And there's some discretionary attributes of those spending. And so we're trying to make sure we remain prudent around the discretionary spending on some of the above-store categories that we have. Benjamin Shelton Bienvenu Stephens Inc., Research Division - MD Perfect. Shifting gears a little bit to prepared food and fountain. You clearly added a lot of new capabilities. You aren't just standing, still waiting for COVID to go away. But I know you're eager like all of us for to go away. I'm wondering though, how it might change your view on what your new stores would look like in the future, given that today, self-serve is a pretty central component of how the customer interacts with your prepared food business. Have you considered having drive-through? Obviously, the customer adoption of digital and delivery, I'm sure, will continue to ramp up but just -- is it too early to start to think about how this might change the way the actual offer that you present to the customer looks like? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Ben, this is Darren. I don't think it's too early to start having those conversations. I think what we've seen is that our guests preferred the self-service model. And when we were under self-serve restrictions, we were still selling prepared foods, but in a full-service environment, and it just didn't resonate with our guests as much as when we were able to lift those restrictions and get back to self-service. So I wouldn't say that I envision self-service going away. I think with the digital capabilities we've added, with enhancing delivery, with our DoorDash relationship, with curbside pickup, I think we've addressed some other capabilities that the guest is clearly asking for. Whether we get all the way to drive-throughs or not, we'll have to have more discussions about that sort of thing in the future, but we've got 2,200 stores without them right now. And so our priority is to make sure that those are able to meet the guest needs as much as we can, and then we'll continue to innovate for the future. REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 7 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call Operator Our next question comes from the line of Chris Mandeville from Jefferies. Christopher Mandeville Jefferies LLC, Research Division - Equity Analyst Darren, I could just start off with the quarter-to-date results that you provided. Can you just give us some clarity around what time frame that runs through? And I suppose, I'm kind of curious here how clean they are as we're thinking about the self-service noise that was realized throughout Q1 relative to Q4, maybe where that stands today? You did reference also that the Derecho had some impact in early August, but didn't necessarily quantify that. And then obviously, also Murphy USA put out a deck this morning suggesting that the Labor Day shift had some influence on trends as well. So maybe you could provide some -- just some greater color surrounding the quarter-to-date trend, if you could. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes, Chris. The results that I was referring to were through the Labor Day weekend. And we did that deliberately because there's a mismatch on those dates, so we thought it'd probably be a little more informative to all of you to have that reconciled. So what you see is, as of Tuesday, essentially, yesterday. So that should take out that noise. With respect to the Derecho, we've kind of viewed that as really not much of an event from a sales perspective. On the one hand, we had some stores that were temporarily closed because of power outages. On the other hand, other stores got an increase in volume because the previous stores I mentioned were closed. So when you wash it all out, we think we pretty much ended up about where we would have been anyway. So to make a long story short, like I said, we continue to see slow, steady improvement month-by-month as we continue to get further through the pandemic. Christopher Mandeville Jefferies LLC, Research Division - Equity Analyst Okay. And then just on the self-serve influence at this point in time? I mean where are we relative to the 200 that you ended the quarter on? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. We're still in that same place. So I kind of think of it as about 10% of the chain is under some sort of self-serve restriction. And the way to think about that is if you compare those stores' comps to other stores that don't have those restrictions, they take a hit of kind of mid- to high single digits versus what stores without the restrictions have. Christopher Mandeville Jefferies LLC, Research Division - Equity Analyst Okay. That's great. And then I realize you guys always are focusing on gross profit dollars themselves and all things considered the flat year-on-year growth in Q1 for in-store was impressive, but can you return to some level of in-store margin expansion going forward? I guess you've called out how you're thinking about cheese pricing, and that may be easing a little bit sequentially in the next quarter or 2. But how do we think about the tough grocery margin comparisons ahead and your desire to promote overall in-store? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. I think we do have some margin expansion opportunities inside the store for a couple of reasons. One, we mentioned our procurement efforts that we have ongoing. We're just getting started on that, but we've started with our goods for resale. And so we would expect to start to see some margin benefit as we work through those planning and negotiating efforts with our supplier partners. We also talked about in our Investor Day that we would be ramping up our private brand's capability. And so that work is underway. And we expect those products to have enhanced margin versus the national brand manufacturers. And then as we continue to develop the rewards program, we'll be more targeted in our promotional activity. And so we won't necessarily have to offer promotions to everybody that walks through the door. We'll be able to target those more towards our most loyal and most frequent guests. So I think all of those things will point towards higher margins moving forward. Stephen P. Bramlage Casey's General Stores, Inc. - CFO Yes. And Chris, I might add just on the margin opportunity in the store, on the procurement point. The company historically really -- we didn't focus on trying to use the scale of the entire company to influence rates or purchasing price decisions, both in direct and indirect spend. And as I think we bring in a team focused on that. There's a lot of opportunity for us to buy at scale across the footprint as opposed to buy or make purchasing decisions at the store level, all by itself. And then I would also add the earlier conversation around REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 8 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call vendors and asking partners to help support us in different ways. I think there's opportunity for us to more consistently do that across the entire footprint as well. Christopher Mandeville Jefferies LLC, Research Division - Equity Analyst Okay. Great. And then maybe just one last one from me. Just in light of the fact that COVID's delayed some of the new unit growth, I was curious if you had any type of update with respect to the nonfuel format and it's launched sometime in the next fiscal year. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. We have a few sites identifying the pipeline. We're still working through the process. We have one that is moving along a little more quickly than the other. But I think we'll probably get that 1 open in this fiscal year. But we're still working through that process. So not much more to update on other than that. Operator Our next question comes from the line of Bobby Griffin from Raymond James. Robert Kenneth Griffin Raymond James & Associates, Inc., Research Division - Senior Research Associate I guess the first question I want to talk on was the M&A pipeline. And we've talked before in the past how COVID could create some interesting opportunities from an M&A standpoint. Just curious, have those opportunities start to show up in the pipeline yet? Or do you believe that's more of kind of like 2021 once we get past COVID at some point? Just any additional color around that. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Bobby, this is Darren. We're having a lot of conversations with a lot of people right now. I think what has happened maybe a little bit in the short-term is that other potential acquisition opportunities are experiencing some elevated fuel margins. And so they're making money right now at the moment, and so they're feeling a little more comfortable. That being said, it's a very difficult operating environment to have to work in. So depending on who the conversations with and what day you catch them on, some people are more interested in selling versus less, but what we're doing is we're building up that pipeline. We're having those discussions and building those relationships so that when people are ready, we are as well. And we still believe that in the intermediate to long term, there's -- the industry dynamics are going to be what they are. And once we get back to more normal, margins will be a little bit tighter. Prepared foods will become a much bigger strategic capability that a lot of these people don't have. Scale is going to matter a lot more, and there'll be a lot of opportunities. And so we'll continue to pursue what might be available today. We've got a great balance sheet, and we're in a great position to act on those opportunities when they come up. So we're really bullish about it. It just may be a bit of a timing issue at all. Robert Kenneth Griffin Raymond James & Associates, Inc., Research Division - Senior Research Associate Okay. That makes sense. And when we look at the potential to have cheese costs trending maybe around $2 in the second quarter and the third quarter. How does that compare to last year? And maybe put that in context versus the headwind that we experienced in 1Q, would that headwind be less on a year-over-year basis? Or anything there to help us think about that. Stephen P. Bramlage Casey's General Stores, Inc. - CFO Yes. This is Steve, Bobby. We should have a tailwind at current prices in the market, I would expect a tailwind in the second quarter and the third quarter. If you do the averaging right now, we're probably about 7% better in Q2 and Q3 in terms of cheese costs than we were last year if we land around that $2 number. And we had -- it was about a 9% headwind in the first quarter on price and just looking at price. So we should have a relatively favorable flip here in Q2 and Q3. Robert Kenneth Griffin Raymond James & Associates, Inc., Research Division - Senior Research Associate Okay. That's helpful. And then I guess lastly for me. Just kind of -- I understand it's hard to kind of bucket these, but versus your fuel margin outperformance versus kind of the regional OPIS data really accelerated this quarter. Just curious if you think that's a lot of the initiatives you've been working on that we've talked about? Or is there any other dynamics happening in the market between the large and small players? It just seems that from the public results we've been witnessing over the last couple of weeks, the large players that really disconnected from the OPIS data in a favorable way? REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 9 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Bobby, this is Darren. I would attribute it more to sophistication of procurement and pricing activity. I mean it's been a fairly volatile environment. And an unusual time to say the least. And so I think with larger players that have more centralized processes, have better access to data and a little more sophistication on how they approach the market. I would imagine you'd start to see that separation. And I can't really speak for everybody else, but I can tell you that's certainly the case with our team. Our fuel team has come a long way in the last year and has done a really nice job. And I think this pandemic has really put them to the test, and I think they've passed it with flying colors as you've seen from the results. So I think the environment set itself up for favorable fuel margins, and our team was able to take full advantage of that. Robert Kenneth Griffin Raymond James & Associates, Inc., Research Division - Senior Research Associate I appreciate the details. Congrats again on operating in a very challenging quarter, and best of luck going forward. Operator Our next question comes from the line of Anthony Lebiedzinski from Sidoti & Company. Anthony Chester Lebiedzinski Sidoti & Company, LLC - Senior Equity Research Analyst So just wondering -- so within your 16-state operating area, have you seen any notable regional differences in terms of your same-store sales? Or maybe if you could talk about the rural versus more of the suburban. I just wanted to get a better sense as to the same-store trends, whether there's any meaningful difference. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Anthony, this is Darren. What we have seen is really some separation between the rural and more urban stores. And really across all parts of the business, fuel, prepared food and grocery and other merchandise, our fuel is probably -- in the rural areas has probably performed the best versus the more urban areas. And then prepared foods has performed pretty well, and then to a lesser extent, the grocery and other merchandise. But again, all of them have performed better. With respect to different geographies, that really kind of followed a cadence of where restrictions were and how shutdowns went. So at any given time during that quarter, we might have had better or worse performance based on those restrictions. Anthony Chester Lebiedzinski Sidoti & Company, LLC - Senior Equity Research Analyst Got it. Okay. So in terms of the centralized fuel pricing, so obviously, a big change from historical philosophy of being price followers. So is it safe to say that now with the centralized fuel pricing that you're -- for the most part, you're a price leader in the markets or not. I mean how should I think about that? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director No. I wouldn't say we're a price leader in every market. I would say every market is approached differently. And that's one of the differences between having this centralized pricing team is that they have good visibility to data in a broader perspective. So we know how we want to show up in different markets, and we play that position. I think the other thing that really helps is that the team is really beginning to understand the effects of pricing one store and what that implies for another store and how that -- how a competitor might respond and how we need to respond back. So I think being able to have that broader picture, and in the context of what's going on in the commodity markets really helps them make better decisions. And so that's really what we're seeing. Anthony Chester Lebiedzinski Sidoti & Company, LLC - Senior Equity Research Analyst Got it. Okay. And then also had a question in regards to the centralized procurement and private-label products. So when should we expect to see the benefits from those initiatives? And is there any way you can quantify perhaps what could be the potential benefit from these initiatives? Stephen P. Bramlage Casey's General Stores, Inc. - CFO Yes. It's too soon for us to quantify something within a period of time. But for some perspective, I mean, we're having conversations with manufacturing partners right now on some of the larger categories we're literally hiring members for the team. And so I think we will start seeing results literally in the next several quarters, depending on what the category is as it relates to private label. We had a very REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 10 ©2020 Refinitiv. All rights reserved. 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SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call low percentage of our store mix, very low single digits that's private label branded today, much lower than you would expect from an industry perspective. And so as we increase the percentage share on the shelves to private label before anything else on the procurement side, that clearly will be margin accretive for us. And we're aggressively looking to grow that percentage here over the next couple of quarters in the store by a couple of hundred basis points in terms of the share of private label in the store. So I think over the next 4 to 6 quarters, we will very consistently be attacking individual categories or segments that will help our cost of goods. Operator Our next question comes from the line of Paul Trussell from Deutsche Bank. Paul Trussell Deutsche Bank AG, Research Division - Research Analyst Good quarter. Wanted to just circle back to the rewards program along with your DoorDash experience and the curbside pickup test. Maybe just give us a little bit more color from what you have learned since the rollout of these programs. And what you're seeing in terms of new customer engagement and kind of repeat shopping on these apps. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. This is Darren, Paul. Yes, we've learned quite a bit. I'll just give you a couple of stats that might help. When we look at our digital business, about 20% of our prepared food and fountain is done via digital. So we think we have a pretty long runway to go in terms of growing that business. About 80% of the digital orders that we have are carryout right now. So although our delivery business is growing, it's still only about 20% of our entire digital -- our digital business. The -- one of the things that we've done more recently is expand that assortment that's available online to some of our top-selling grocery items. And what we're finding is that we're getting really good adoption there. A lot of the prepared food orders are adding on a grocery item along with that. And so we're starting to see some bigger adoption there. And then the last thing I'd say is that what's really been powerful is not just the rewards program or the online ordering, but it's really the entire offer. So what we find is our most profitable and lucrative customers or guests are the ones that engage in all aspects of the business. So they either -- they go into the store. They shop us online and they buy fuel. So all 3 of those. They're using our stores very heavily, and they're using it from all different avenues, and those tend to be the most profitable for us. Paul Trussell Deutsche Bank AG, Research Division - Research Analyst That's helpful. And then just in terms of a follow-up, you spoken a bit to expenses, obviously going back, rising as you open up store hours a bit more, but just want to better understand as we kind of look forward, to what extent have you found more permanent savings? And to what extent should we think about the ability for this business to leverage operations on a lower comp threshold? And just curious on anything more medium to longer term as we think about the cost structure. Stephen P. Bramlage Casey's General Stores, Inc. - CFO Yes. Paul, this is Steve. I'll answer that. You cut out a little bit on us. I think the question was related to longer term, our approach around managing operating expense generally and learnings that are applicable going forward. Listen, there's no doubt. Focus is the first thing, right? Focus goes a very long way in terms of just paying attention to the hours. But we are definitely taking a more comprehensive and centralized point of view around what is the appropriate level of staffing for the type of store for the community that the store is sitting in. First and foremost, there's some technology and systems that we've put in place that we think will help us manage that more effectively going forward. There has been a significant amount of work done in our support infrastructure above the store level. So if you think of kind of regional and district management structure and spans of control there, we've recently under Ena William's leadership, reorganized our store support management structure in the field to, we think, move us towards a more market-like structure in terms of giving people a little more responsibility and more opportunities, and that also resulted in a net reduction in resources in the field, and we feel that will help make it a little bit faster and more streamlined for us to make decisions and get information down to the stores as well. Operator Our next question comes from the line of Irene Nattel from RBC Capital Markets. REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 11 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 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SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call Irene Ora Nattel RBC Capital Markets, Research Division - MD of Global Equity Research & Senior Equity Analyst A couple of questions. I'd like to drill down a little bit more on the loyalty side of things. As you think about the personalized offers, to what degree are you currently able to offer those? And what types of offers are you providing to really help drive that sort of, if you will, sort of the 3 legs of the stool, the prepared food, the grocery and the fuel? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Irene, this is Darren. We are still evolving into targeting offers to individual guests. So we haven't quite got there yet, but we're building that database and learning as we go. But we are definitely targeting our rewards members more specifically than we would have in the past where we would just advertise an offer to everybody. And really the -- central to that is our prepared food, obviously, in our whole pizza business. And that's where we've seen the most growth. And then building on that capability with the expanded assortment of grocery, we're able to bundle pizza offers with other grocery and other merchandise products. And more -- most recently, as an example, we were -- over the Labor Day weekend, we were offering a whole pie deal with multipacks of beer. So those are pretty complementary items. We sell them both in our stores. And that positions us uniquely versus a lot of the other pizza players who really don't sell alcohol. So it gives us a capability that differentiates us from our competitors and we can activate that digitally through our rewards program. Irene Ora Nattel RBC Capital Markets, Research Division - MD of Global Equity Research & Senior Equity Analyst That's great. That's fascinating and such an obvious promotion, actually. And just kind of sticking on the whole subject of the loyalty. When you drill down initially, okay, into the data that you do have, you mentioned something about your highest-value customers. Other than the fact that there you're most frequently shopped, are you able to too premature at this point to really able to sort of create kind of different categories of customers and time into lifestyle or whatever as you think about really use loyalty to drive behavior on a go-forward basis. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. That's the work that's underway as we speak. And we recently hired away by the name of Carrie Stojack, who's our Vice President of Consumer Insights, and she's got a wealth of knowledge in this space and has worked in multiple different industries. And so she and our consumer insights team will be primarily responsible for building out that view of the guests in those cohorts and helping our digital team to better target based on those guest insights. So that is definitely part of the plan and is work in progress. Irene Ora Nattel RBC Capital Markets, Research Division - MD of Global Equity Research & Senior Equity Analyst Got it. And when would you be targeting having that sort of being able to take those insights and trend into actionable -- make it actionable? Just to give us an idea of how we should be thinking about that. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Well, Carrie has been onboard for about a week now. So I will give her a minute or 2, but I would say over the next few quarters as we continue to onboard her and build out that database, we'll start to see the fruits of that labor. Irene Ora Nattel RBC Capital Markets, Research Division - MD of Global Equity Research & Senior Equity Analyst That's great. And just one final question, if I might. Coming back to a whole issue of procurement and improved procurement. As you sort of move down this path, you said you're starting, obviously, with some of the key categories. But have there been any areas that have been identified as well, we've really been leaving a lot of money on the table in this category or that category. Stephen P. Bramlage Casey's General Stores, Inc. - CFO All right. Well, I'll start, Irene, with that. The commonplace people tend to start is on the P&L, right, in terms of cost of goods. But we spend quite a bit of money on capital, right? And you think of the amount of construction activity that the company does. And I think the statement I made earlier around not necessarily using our scale in that category is just as relevant. And so we spent as much on capital as we do on many of the cost of sale categories. And I think the opportunities for us on the capital spending side, around how we build new stores and how we replace equipment in existing stores is quite significant. And eventually, right, that works its way to the P&L. But from a cash standpoint, I think that's probably just as big of an opportunity as any cost of sale category that we have. REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 12 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call Operator Our next question comes from the line of Kelly Bania from BMO Capital. Kelly Ann Bania BMO Capital Markets Equity Research - Director & Equity Analyst Wondering if you could talk a little bit more about the prepared food and fountain category and just the performance of the dayparts. You'd mentioned breakfast a little bit in some of the challenges, I think, are impacting the industry there. But how do we think about breakfast as a percent of your mix versus what's happening in lunch and dinner, just so we can maybe think about how to model that, and the drivers going forward? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. Kelly, this is Darren. Certainly, our -- I guess there's 2 areas where we are experiencing bigger declines versus others, certainly in our overnight business where we were not operating 24 hours or we had reduced hours, that was probably the most significant decline that we saw. But then certainly, the morning daypart, with reduced commuting traffic was our other biggest part. So I would say maybe for modeling purposes, the morning daypart was down double versus what the lunch daypart and the early evening daypart was, and then overnight was significantly more than that. But I would say in both cases, we're starting to see some gradual recovery in that as we expand the hours back to more normal hours. But really until we see regular commuting traffic get back to normal, I would expect that the morning daypart will be under some sort of pressure. Kelly Ann Bania BMO Capital Markets Equity Research - Director & Equity Analyst Okay. That's helpful. And I guess just going to the curbside pickup. Just curious, as you push that into the stores, are you able to leverage existing labor for that? Do you have to add any labor? Just thoughts on executing that from the labor perspective? Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. At this point, we have not had to add incremental labor. We've -- because we're already doing this carry out business, we just get a few more transactions per day, and we're already preparing those orders. It's just a matter of somebody walking out to the curb. So we don't anticipate any sort of material impact to labor. It would be a great problem to have, if we grow that business enough that we have to add a little bit. But at this point, particularly during our testing, we didn't see the need to do that. Kelly Ann Bania BMO Capital Markets Equity Research - Director & Equity Analyst Okay. Perfect. And then one last one, if I can fit one in. Just wanted to check and see if there's any different or new thoughts on the multi-week delivery from a supply chain standpoint, especially in light, just some of the changes going on in the environment. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director Yes. We did suspend that. We were up to 400 stores, doing twice a week delivery, then we suspended that when we were in the height of COVID. We are starting to have those discussions about restarting that. And I would anticipate somewhere either late second quarter or early third quarter that we would get back to those 400 stores and start that process again. Operator Our final question for today comes from the line of John Royall from JPMorgan. John Macalister Royall JPMorgan Chase & Co, Research Division - Analyst So CapEx was the lowest quarterly level, I think, you've had in about a decade despite really strong cash flows. And I know you mentioned the permitting delays, but what can we expect going forward on the CapEx side? Have you gotten through these delay issues? And so can we expect the rest of the year to be something closer to normal? Stephen P. Bramlage Casey's General Stores, Inc. - CFO Yes. I'll take that, John. Listen, we clearly expect CapEx to accelerate here in the last the quarters of the year. We will be able to finish the 40 stores that we mentioned that we'll build. We'll be able to finish those, I think, because those approvals are largely done. And so I do expect that CapEx will move at a much faster clip going forward, not necessarily -- sure we're going to get to where we've been in the prior years because the same issue around new sites in certain geographies will still apply. And so if we have been building 50 or 60 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us 13 ©2020 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

SEPTEMBER 09, 2020 / 2:30PM GMT, Q1 2021 Caseys General Stores Inc Earnings Call stores in the past, at a certain level of capital, we won't get to that same level realistically. But I do think the other thing to keep in mind, right, we're building our third distribution center currently in Missouri. And most of that spend with the entire project is a little over $63 million. Most of that spend should happen this fiscal year based on the current time line. So all in all, there probably won't be a significant difference from a total capital spending standpoint on a year-over-year basis. But if we miss, we'll probably miss a little bit on the lighter side than heavier just because of the starting point. John Macalister Royall JPMorgan Chase & Co, Research Division - Analyst Great. And then if this is too detailed, I'm happy to take it offline. But there was a pretty sizable working capital draw this quarter, most likely it was mostly driven by payables. Can you talk about the drivers there? And is there any risk of that reversing later in the fiscal year? Stephen P. Bramlage Casey's General Stores, Inc. - CFO Yes. I'll answer that now. I mean it's a noticeable benefit for us in the first quarter, I think we will give some of that back a little bit later in the year. The 2 biggest pieces on the payable side really relate to fuel payable and grocery payable. So you think it the way that math works, it's comparing where we ended the first quarter to the end of the fiscal year. And so on the fuel side, right, the price of the fuel was significantly higher at the end of the first quarter than it was at the end of the fiscal year. That's going to give us a bigger payable number, which will show as a source of cash. On the grocery side, we're turning our inventory much faster at the end of the first quarter than we did at the end of the fiscal year. And so most of the inventory at the end of the fiscal year had already been paid for. And so the payable number was lower as a result. So some of that will come back to us. And then on the other piece that was a source for us is on the accrued side. And so you've got a couple of things there. There's a benefit for the deferral of social security associated with some of the COVID relief and government that's helping us on that front. There's some timing of some of the payables. So working capital should be a source for us over the course of the year, but not to the magnitude that it was in the first quarter. Operator Thank you. This does conclude the question-and-answer session of today's program. I'd like to hand the program back to Darren Rebelez for any further remarks. Darren M. Rebelez Casey's General Stores, Inc. - President, CEO & Director All right. Thank you for taking time today to join us on the call. I think our business has shown significant resilience during the pandemic. We remain excited and optimistic about our company's future. I also want to thank all of our team members that continue to serve our guests during these remarkable times. So thank you, everybody, and enjoy the rest of your week. Operator Thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day. DISCLAIMER Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. 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